Exhibit 4.3
THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH BELOW IN SECTION 6 BELOW CONTAINED IN THAT CERTAIN SONICS, INC. SERIES C PREFERRED STOCK PURCHASE AGREEMENT, DATED MARCH 14, 2004, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE AS SET FORTH IN SECTION 6 BELOW.

Warrant No. C-17	Dated: March 14, 2004
WARRANT TO PURCHASE
SERIES C PREFERRED STOCK OF
SONICS, INC.
          This certifies that Needham & Company, or assigns (collectively, the “Holder”), for value received, is entitled to purchase from Sonics, Inc., a Delaware corporation (the “Company”), up to Two Hundred Thousand (200,000) shares of fully paid and nonassessable shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock” and the shares of Series C Preferred Stock subject to this Warrant, hereinafter the “Warrant Shares”), at an exercise price of $1.00 per Warrant Share (the “Stock Purchase Price”) which shall be subject to adjustment pursuant to Section 4 hereof.
     This Warrant shall be exercisable at any time from time to time from and after the date hereof (such date being referred to herein as the “Initial Exercise Date”) up to and including 5:00 p.m. (Pacific Time) on the fifth year anniversary of the date hereof (referred to herein as the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, (ii) payment pursuant to Section 2 of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, and (iii) any documents reasonably requested by the Company to be executed by the Holder as if Holder were an investor in the Series C Preferred Stock Financing (as defined below), including without limitation, an investors’ rights agreement, a right of first refusal and co-sale agreement, a voting agreement, and an investment representation statement, substantially in the form attached hereto as Schedule 1, thereby agreeing to be bound by all obligations and receive all rights thereunder. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant. For purposes of this Warrant, the “Series C Preferred Stock Financing” shall mean the sale by the Company of shares of its Series C Preferred Stock pursuant to the Sonics, Inc. Series C Preferred Stock Purchase Agreement dated as of March 14, 2004 by and among the Company and the investors set forth on the signature pages thereto (the “Agreement”).
          1. Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after the Initial Exercise Date up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Series C Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of the Series C Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.
          2. Payment for Shares. The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, (ii) by surrender of a number of Warrant Shares which have a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased (“Net Issuance”) as determined herein, or (iii) any combination of the foregoing. If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder upon exercise a number of shares of Warrant Shares determined in accordance with the following formula:

X=	Y(A-B) A

where: X =	the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =	the fair market value of one (1) share of the Warrant Shares on the date of exercise; and

B =	the Stock Purchase Price.
          No fractional shares arising out of the above formula for determining the number of shares to be issued to the Holder shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of one (1) share of the Warrant Shares on the date of exercise. For purposes of the above calculation, the fair market value of one (1) share of the Warrant Shares shall mean (a) if the date of exercise is after the commencement of trading of the Common Stock on a securities exchange or over-the-counter but prior to the closing of the initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the “IPO”), the price per share to the public set forth on the final prospectus relating to the IPO, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (b) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (c) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, or (d) if there is no active public market for the Common Stock, the fair market value of one share of the Warrant Shares as determined in good faith by the Board of Directors of the Company.
          3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Series C Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant (together with all shares of Common Stock issuable upon conversion of such Series C Preferred Stock) will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Series C Preferred Stock (together with the number of shares of Common Stock issuable upon conversion of such Series C Preferred Stock), or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.
          4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.
               4.1 Conversion of Preferred Stock. If all of the outstanding Preferred Stock of the Company is converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Stock Purchase Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Stock Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion
               4.2 Subdivisions, Combinations and Dividends. In case the Company shall at any time subdivide its outstanding shares of Series C Preferred Stock into a greater number of shares or pay a dividend in Series C Preferred Stock in respect of outstanding shares of Series C Preferred Stock, the Stock Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the Series C Preferred Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.
               4.3 Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Series C Preferred Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Series C Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series C Preferred Stock equal to the number of shares of such Series C Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.
               4.4 Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               4.5 Other Notices. If at any time:
                    (1) the Company shall declare any cash dividend upon its Series C Preferred Stock (or Common Stock issuable upon conversion thereof);
                    (2) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other business entity;
                    (3) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or
                    (4) there shall be an IPO;
then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Series C Preferred Stock (or Common Stock issuable upon conversion thereof) shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Series C Preferred Stock (or Common Stock issuable upon conversion thereof) shall be entitled to exchange their Series C Preferred Stock (or Common Stock issuable upon conversion thereof) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.
          5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.
          6. Warrants Transferable. Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in the “Agreement” with respect to the Series C Preferred Stock which shall apply equally to this Warrant and the underlying Warrant Shares, in connection with which this Warrant was issued, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon the prior written consent of the Company and, thereafter, upon surrender of this Warrant properly endorsed and in compliance with the provisions of the Agreement. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company’s option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company and notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.
          7. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.
          8. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder.
          9. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) the next business day when sent by facsimile to the number set forth below with confirmation of receipt verifying successful transmission of the facsimile; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested, postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.
          10. Titles and Subtitles; Governing Law; Venue. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. This Warrant is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Company and the Holder. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in Santa Clara County in the State of California and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

SONICS, INC.
By:	/s/ Grant A. Pierce
Grant A. Pierce, President

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)

To:	Sonics, Inc.
2440 West El Camino Real, Suite 620
Mountain View, Ca 94040
     The undersigned, the holder of a right to purchase shares of Series C Preferred Stock of Sonics, Inc. (the “Company”) pursuant to that certain Warrant to Purchase Series C Preferred Stock of Sonics, Inc. (the “Warrant”), dated as of March 14, 2004, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                                              (                    ) shares of Series C Preferred Stock of the Company and herewith makes payment of                                                              Dollars ($                     ) therefor by the following method:
(Check one of the following):

(check if applicable)	The undersigned hereby elects to make payment of Dollars ($ ) therefor in cash.

(check if applicable)	The undersigned hereby elects to make payment for the aggregate exercise price of this exercise using the Net Issuance method pursuant to Section 2 of the Warrant.
     The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

DATED:

[name of Holder]

By:
Name:
Its:

ACKNOWLEDGMENT
To: [name of Holder]
     The undersigned hereby acknowledges that as of the date hereof,                                          (                    ) shares of Series C Preferred Stock remain subject to the right of purchase in favor of [name of Holder] pursuant to that certain Warrant to Purchase Series C Preferred Stock of Sonics, Inc., dated as of March 14, 2004.

DATED:

SONICS, INC.

By:

Name:

Its:

Schedule 1
INVESTMENT REPRESENTATION STATEMENT

Purchaser:	Needham & Company
Company:	Sonics, Inc.
Security:	Warrant to Purchase Series C Preferred Stock
Amount:	200,000 shares of Series C Preferred Stock
Date:	March 14, 2004
In connection with the purchase of the above-listed securities (collectively, the “Securities”), the undersigned (the “Purchaser”) represents to the Company as follows:
          (a) The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Act”).
          (b) The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.
          (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.
          (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.
          (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.
          (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Purchaser:	/s/ Glen W. Albanese Glen W. Albanese,
Managing Director and
Chief Financial Officer

Date:	6/15/04